UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 20, 2011

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4171 Essen Lane
Baton Rouge, Louisiana	70809
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (225) 932-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           As previously reported, effective September 14, 2011, Michael J. Kershaw resigned from his position as Senior Vice President and Chief Accounting Officer of The Shaw Group Inc. (the Company) to assume a position with another company.  On October 20, 2011, the Company’s board of directors appointed Brian K. Ferraioli, the Company’s Executive Vice President and Chief Financial Officer, as Interim Chief Accounting Officer of the Company effective immediately until the board of directors appoints a permanent replacement.  Mr. Ferraioli will continue to serve as Executive Vice President and Chief Financial Officer, and there will be no change in Mr. Ferraioli’s compensation from the Company in connection with his appointment as Interim Chief Accounting Officer.

As disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 17, 2010, Mr. Ferraioli, age 56, currently serves as Executive Vice President and Chief Financial Officer. He joined the Company in July 2007 as the Company’s Executive Vice President, Finance, and served in that position until October 2007, when he was appointed to his current position.  Immediately prior to joining the Company and since November 2002, Mr. Ferraioli served as Vice President and Controller of Foster Wheeler AG.  Prior to that, and until November 2002, Mr. Ferraioli served in various corporate and operating unit executive financial positions with Foster Wheeler AG and with its subsidiaries in the U.S. and Europe. Foster Wheeler is a diversified engineering and construction company and power equipment supplier. Mr. Ferraioli is also a member of the Dean’s Advisory Council at Louisiana State University’s E.J. Ourso College of Business and a member of the Energy Advisory Council of the Federal Reserve Bank of Atlanta.

There are no transactions in which Mr. Ferraioli has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC.

By:	/s/ John Donofrio

John Donofrio
Executive Vice President, General Counsel and Corporate Secretary
(authorized signatory)

Date: October 24, 2011